Exhibit 99.1

Marrone Bio Innovations Reports Record Fourth Quarter and Fiscal Year 2013 Financial Results

•     Full year 2013 revenue more than doubles to $14.5 million

•     Produced Grandevo and Regalia at Michigan facility

•     Company on pace to release two new products in 2014

DAVIS, Calif., March 6, 2014—Marrone Bio Innovations, Inc. (NASDAQ: MBII), a provider of bio-based pest management and plant health products, announced today financial results for the fourth quarter and full year ended December 31, 2013.

Financial Highlights for the Fourth Quarter of 2013

•	Revenues for the fourth quarter 2013 totaled $6 million, representing growth of 106%. Revenue for the full year 2013 totaled $14.5 million, representing growth of 104%

•	Net loss of $10 million, compared to net loss of $17.1 million in the fourth quarter of 2012

“Our robust fourth quarter results capped a transformative year for Marrone Bio Innovations,” said Pam Marrone, Chief Executive Officer of Marrone Bio Innovations. “I am extremely pleased with the progress we have achieved in 2013. We continued to broaden our sales into high value specialty crops, launched into row crops in North America and also extended our commercial reach across the globe. Our commercial success in the fourth quarter as well as our numerous scientific and operational milestones in 2013 underscore our confidence that we will continue to lead the shift to biologically-based alternatives for pest management and plant health.”

Recent Business Highlights

•	Passed the 1 million acres-treated milestone for biopesticide products in the United States

•	Achieved substantial build-out including installation of 2 twenty cubic meter fermenters and production commenced at wholly-owned manufacturing facility in Michigan

•	Received EPA registration for Venerate™ insecticide. Demonstrated positive field results for upcoming 2014 product Venerate including strong efficacy against a wide variety of insects in high value specialty crops such as citrus, stonefruit and strawberries

•	Submitted pipeline product MBI-302, a biological nematicide, to the EPA for registration

•	Signed Letters of Intent (LOI) with Koppert Biological Systems for distribution of MBI insecticides in covered crops worldwide, excluding the United States, Canada and France, and with Nufarm for distribution for insecticides and fungicides in Australia and New Zealand

•	Received international registration for Regalia MAXX in El Salvador, Guatemala and Honduras through distribution partner FMC. These countries add to existing registrations in Mexico and Panama.

•	Received encouraging efficacy data on pipeline products – three nematicides, an antitranspirant, a new fungicide, two herbicides, a biofumigant and several plant health candidates

•	Advanced six pipeline candidates successfully through toxicology

•	Expanded patent portfolio with notice of allowances and issuance of patents on our major products

“We continue to see healthy demand for our innovative and effective products,” commented Chief Operating Officer Hector Absi. “The strong sales in the fourth quarter, as well as our new distribution agreements and the milestones we achieved at our Michigan plant make us optimistic for our prospects as we look out to 2014 and beyond.”

Commenting on his recent appointment to the position of Chief Financial Officer, Jim Boyd said, “I am excited about joining a dynamic and industry-changing company like Marrone Bio Innovations. The opportunity to leverage the Company’s pipeline of new products in the high growth biopesticide market is very exciting and I look forward to helping build MBI into the industry leader.”

Business Outlook

For the full year 2014 the Company expects net revenues to continue to at least double compared to the full year 2013. MBI also expects to gain new registrations for Regalia in Brazil and submit two more active ingredients to the EPA. The company also expects to launch at least 1-2 new products in addition to its upcoming insecticide Venerate.

Conference Call Information

Marrone Bio Innovations (NASDAQ: MBII) will host an investor conference call and webcast the event beginning at 4:30 p.m. Eastern Time on March 6, 2014. To access the conference call, dial (760) 298-5095 or (877) 303-6220 (toll-free) and enter passcode 81331636. The webcast and replay will be available on Marrone Bio Innovations’ investor relations website at http://investors.marronebio.com/. A replay of the conference call will be available within two hours of the conclusion of the conference call through March 9, 2014. To access the replay, please dial (855) 859-2056 or (404) 537-3406 and enter passcode 81331636.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) is a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental, and water treatment markets. Our effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. We have a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations we are dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include statements regarding our expectations, beliefs, hopes, goals, intentions, initiatives or strategies, including statements relating to leveraging our platform to penetrate new markets and the results from the field trials. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements, including the timing of and costs associated with the launch of products, the difficulty in predicting the timing or outcome of product research and development efforts and regulatory approvals. Additional relevant information concerning risks can be found in the in the Form 10-Q that the Company filed with the Securities and Exchange Commission on November 8, 2013.

Consolidated Balance Sheets

(In Thousands, Except Par Value)

(Unaudited)

	DECEMBER 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$24,455	$10,006
Restricted cash	—	9,139
Short-term investments	13,677	—
Accounts receivable	6,215	2,834
Accounts receivable from related parties	903	136
Inventories, net	11,666	4,872
Prepaid expenses and other current assets	1,737	478

Total current assets	58,653	27,465
Property, plant and equipment, net	9,420	3,528
Other assets	806	2,785

Total assets	68,879	$33,778

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,460	$2,104
Accrued liabilities	4,380	3,023
Deferred revenue, current portion	1,209	193
Deferred revenue from related parties, current portion	131	131
Capital lease obligations, current portion	1,401	207
Debt, current portion	157	8,572
Preferred stock warrant liability	—	1,884
Common stock warrant liability	—	301
Convertible notes payable, current portion	—	22,518

Total current liabilities	11,738	38,933
Deferred revenue, less current portion	744	937
Deferred revenue from related parties, less current portion	628	759
Capital lease obligations, less current portion	1,134	195
Debt, less current portion	12,280	7,766
Convertible notes payable, less current portion	—	19,342
Other liabilities	571	481

Total liabilities	27,095	68,413
Commitments and contingencies
Preferred stock	—	—
Convertible preferred stock—Series A	—	3,747
Convertible preferred stock—Series B	—	10,758
Convertible preferred stock—Series C	—	25,107
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid in capital	147,220	1,322
Accumulated deficit	(105,436)	(75,569)

Total stockholders’ equity (deficit)	41,784	(74,247)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$68,879	$33,778

Consolidated Statements of Operations

(In Thousands, Except Per Share Amount)

(Unaudited)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2013	2012	2013	2012
Revenues:
Product	$4,983	$2,922	$12,657	$6,777
License	49	49	193	179
Related party	935	(77)	1,693	184

Total revenues	5,967	2,894	14,543	7,140
Cost of product revenues (1)	4,466	2,268	10,736	4,333

Gross profit	1,501	626	3,807	2,807
Operating expenses:
Research, development and patent	6,136	4,243	17,814	12,741
Non-cash charge associated with a convertible note	—	3,610	—	3,610
Selling, general and administrative	4,571	3,189	15,018	10,294

Total operating expenses	10,707	11,042	32,832	26,645

Loss from operations	(9,206)	(10,416)	(29,025)	(23,838)
Other income (expense):
Interest income	24	—	49	16
Interest expense	(608)	(1,216)	(5,997)	(2,466)
Change in estimated fair value of financial instruments	—	(5,408)	6,717	(12,461)
Gain on extinguishment of debt	—	—	49	—
Other expense, net	(201)	(56)	(282)	(45)

Total other income (expense), net	(785)	(6,680)	536	(14,956)

Loss before income taxes	(9,991)	(17,096)	(28,489)	(38,794)
Income taxes	—	—	—	—

Net loss	(9,991)	(17,096)	(28,489)	(38,794)
Deemed dividend on convertible notes	—	(786)	(1,378)	(2,039)

Net loss attributable to common stockholders	$(9,991)	$(17,882)	$(29,867)	$(40,833)

Net loss per common share:
Basic	$(0.52)	$(14.11)	$(3.42)	$(32.48)

Diluted	$(0.52)	$(14.11)	$(3.94)	$(32.48)

Weighted-average shares outstanding used in computing net loss per common share:
Basic	19,246	1,267	8,731	1,257

Diluted	19,246	1,267	8,911	1,257

(1)	Includes $569, $44, $984 and $126 in cost of product revenues to related parties for the quarters ended December 31, 2013 and 2012 and the years ended December 31, 2013 and 2012, respectively.

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	YEAR ENDED DECEMBER 31,
	2013	2012
Cash flows from operating activities
Net loss	$(28,489)	$(38,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	976	613
Loss on disposal of equipment	231	—
Share-based compensation	2,300	662
Non-cash interest expense	4,315	1,224
Reduction of revenue associated with a convertible note	—	245
Non-cash charge associated with a convertible note	—	3,610
Change in estimated fair value of financial instruments	(6,717)	12,461
Gain on extinguishment of debt	(49)	—
Amortization of investment securities premiums/discounts, net	18	—
Net changes in operating assets and liabilities:
Accounts receivable	(3,381)	(2,464)
Accounts receivable from related parties	(767)	(59)
Inventories	(6,794)	(1,625)
Prepaid expenses and other assets	991	(2,097)
Accounts payable	1,682	1,174
Accrued and other liabilities	987	1,381
Deferred revenue	823	354
Deferred revenue from related parties	(131)	890

Net cash used in operating activities	(34,005)	(22,425)
Cash flows from investing activities
Purchases of property, plant and equipment	(4,025)	(2,757)
Proceeds from sale of equipment	41	—
Purchase of short-term investments	(17,477)	—
Maturities of short-term investments	3,782	2,000

Net cash used in investing activities	(17,679)	(757)
Cash flows from financing activities
Proceeds from initial public offering, net of offering costs and underwriter commissions	56,105	—
Proceeds from issuance of convertible notes payable	6,529	24,076
Proceeds from issuance of debt, net of financing costs	3,700	17,375
Proceeds from line of credit	—	500
Repayment of line of credit	—	(500)
Repayment of debt	(9,433)	(1,154)
Repayment of capital leases	(229)	(209)
Proceeds from secured borrowing	2,880	—
Reductions in secured borrowing	(2,880)	—
Change in restricted cash	9,139	(9,139)
Proceeds from exercise of stock options	250	24
Proceeds from exercise of preferred stock warrants	47	—
Proceeds from exercise of common stock warrants	25	—

Net cash provided by financing activities	66,133	30,973
Net increase in cash and cash equivalents	14,449	7,791
Cash and cash equivalents, beginning of year	10,006	2,215

Cash and cash equivalents, end of year	$24,455	$10,006

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest of $695 and $106 for the years ended December 31, 2013 and 2012, respectively	$1,682	$1,136

Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$1,009	$—

Equipment acquired under capital leases	$2,106	$317

Interest added to the principal of convertible notes	$1,623	$837

Reclassification of warrants from liabilities to equity	$2,669	$—

Conversion of convertible notes to common stock	$44,890	$—

Conversion of preferred stock to common stock	$39,659	$—

Source: Marrone Bio Innovations

Investor Contact

The Blueshirt Group

David Niederman

+1-415-489-2189

ir@marronebio.com